                                                               EXHIBIT 10(a)(16)

                                   AGREEMENT


     This Agreement ("Agreement") is entered into this 20th day of May, 1999, by and between Texfi Industries, Inc. ("Texfi") and Mentmore Holdings Corporation ("Mentmore").


                                    RECITALS
                                    --------

     WHEREAS, Texfi and Mentmore have operated under an informal month-to-month consulting and management advisory service agreement (the "Management Agreement");

     WHEREAS, Texfi provided space and administrative services to Mentmore and its affiliates;

     WHEREAS, certain officers of Mentmore and its affiliate Chadbourne are directors of Texfi;

     WHEREAS, Texfi states that Texfi's books and records reflect that as of July 31, 1998 Mentmore owed Texfi $282,470.88 in accrued but unpaid rent and other charges for space and administrative services, and that additional rent is due from and after that date, all of which charges Mentmore disputes;

     WHEREAS, Mentmore states that as of July 31, 1998 Texfi owed Mentmore the sum of $337,500.00 in accrued but unpaid management fees and that additional fees are due from and after that date;

     WHEREAS, certain disputes have arisen between the parties over the sums, if any, due Mentmore, under the Management Agreement, to date and into the future, and have also arisen over the sums, if any, due to Texfi from Mentmore for rent and administrative services to date and into the future; and

     WHEREAS, by entering into the Agreement, neither party admits it had or has any liability to the other party for management fees, rents or administrative services.

     NOW, THEREFORE, in consideration of the foregoing, and upon good and sufficient consideration, and to settle the referenced disputes, Texfi and Mentmore do hereby enter into the following Agreement on the following terms and conditions:

                                   AGREEMENT
                                   ---------

1.  Recitals
    --------

     All of the recitals set forth above are an integral part of this agreement.

2.  Net Fees For The Periods Ending July 31, 1998
    ---------------------------------------------

     Texfi agrees to continue to show on its books a net amount of $56,029.42 due Mentmore in total, as of July 31, 1998. Mentmore agrees to defer the collection of the $56,029.42, without interest, until July 31, 1999, when that amount shall be paid by Texfi to Mentmore.

3.  Settlement of Amounts Owed
    --------------------------

     Texfi agrees that Texfi provided space and administrative services to Mentmore at no charge from and after August 1, 1998, and will continue to do so until April 15, 1999. In return, Mentmore agrees that it provided services to Texfi under the Management Agreement from and after August 1, 1998 at no charge to Texfi. In addition, Mentmore agrees that the Management Agreement is hereby terminated, and that no director or officer of Mentmore or Chadbourne will receive a salary from Texfi from and after January 1, 1999.

4.  Indemnification
    ---------------

     Texfi shall indemnify and hold harmless any officer, director or counsel of Chadbourne or Mentmore who served as a director or officer of Texfi, or any subsidiary of Texfi (each, an "Indemnified Party") against all liability arising out of such Indemnified Party's service or services as a director or officer of Texfi, or any subsidiary of Texfi, to the fullest extent permitted under (i) in the case of Texfi, the Delaware General Corporation Law and Texfi's Certificate of Incorporation and By-laws, including provisions therein relating to advances of expenses incurred in the defense of any litigation and whether or not Texfi is insured against any such matter and/or (ii) in the case of any subsidiary of Texfi, the applicable law under which such subsidiary is organized and by such subsidiary's organizational documents, whether or not such subsidiary is insured against any such matters. Texfi also agrees not to amend any of its or its subsidiaries' organizational documents in a manner in which would provide for narrower or lesser indemnification than is provided at the date hereof.

5.  Insurance
    ---------

     Texfi shall maintain in effect for a period of six (6) years after the date hereof existing directors' and officers' liability insurance policies (provided Texfi may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) covering classes of persons who are currently covered by such insurance.

6.  Choice of law
    -------------

     This Settlement Agreement shall be governed by the laws of the State of Delaware.

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7.  Headings
    --------

     The headings used in this Agreement are for the convenience of the parties only and have no legal force or affect.

8.  Entire agreement
    ----------------

     This Agreement constitutes the entire agreement between the parties. No modification may be made to this Agreement, unless it shall be in writing. In the event either party or a third party successfully voids any portion of this Agreement, Texfi and Mentmore will each be restored to their original positions, claims and contractual rights that existed prior to the execution of this Agreement.

     Accepted and agreed:

                                   TEXFI INDUSTRIES, INC.


                                   By: /s/ Andrew J. Parise, Jr.
                                      -----------------------------
                                   Its: CEO, President
                                       ----------------------------



                                   MENTMORE HOLDINGS CORPORATION


                                   By: /s/ William L. Remley
                                      -----------------------------
                                   Its: President and CEO
                                       ----------------------------

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